EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
Safe Aid Products Incorporated:

         We hereby consent to the use of our report dated February 5, 1997 on the financial statements of Safe Aid Products Incorporated as of November 30, 1996 in the preliminary proxy statement of Safe Aid Products Incorporated to be filed with the Securities and Exchange Commission on September 29, 1997 (the "Preliminary Proxy Statement").

         We also consent to the reference of our firm under the caption "Experts" in the Preliminary Proxy Statement.


/s/ Scott & Guilfoyle

Lake Success, New York
September 29, 1997